As filed with the Securities and Exchange Commission on February 23, 2017
Registration No. 333-215245

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLD LINE BANCSHARES, INC.
 (Exact name of Registrant as specified in its charter)

Maryland	20-0154352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Frank C. Bonaventure, Jr.
 Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
 100 Light Street
 Baltimore, MD 21202
(410) 862-1141
 (443) 263-7505 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 2 to the Registration Statement on Form S-3 is being filed for the sole purpose of filing additional exhibits to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

Registration fee under the Securities Act	$11,590
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and EDGAR fees	$*
Other miscellaneous fees and expenses
Total	$11,590*
* Fees and expenses will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.
Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s articles of incorporation, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

The Registrant’s Articles of Amendment and Restatement (the “Charter”) provide for indemnification and the advancement of expenses for any person who is serving or has served as a director or officer of the Registrant to the fullest extent permitted under the Maryland General Corporation Law.

The rights of indemnification provided in the Charter are not exclusive of any other rights that may be available under any insurance or other agreement, by resolution of stockholders or disinterested directors or otherwise.
Item 16. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate of the Registrant’s Common Stock^

4.2	Form of Articles Supplementary for Preferred Stock*

4.3	Form of Specimen Certificate of the Registrant’s Preferred Stock*

4.4	Form of Warrant Agreement*

4.5	Form of Warrant*

4.6	Form of Unit Agreement*

4.7	Form of Unit*

4.8	Specimen of Debt Security*

4.9	Subordinated Indenture dated as of August 15, 2016 by and between Old Line Bancshares, Inc. and U.S. Bank National Association **

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., as to the validity of the securities registered hereunder

23.1	Consent of Dixon Hughes Goodman LLP (previously filed)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of original filing)

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities (previously filed)

* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

^ Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, under the Securities Act of 1933, as amended (File Number 333-184924).

** Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.'s Current Report on Form 8-K filed on August 15, 2016.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                            (i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                            (ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                            (i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                            (ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                            (iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                            (iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowie, State of Maryland, on February 23, 2017.

OLD LINE BANCSHARES, INC.

By:	/s/ James W. Cornelsen
James W. Cornelsen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James W. Cornelsen	Director, President and Chief Executive Officer (Principal Executive Officer	February 23, 2017
James W. Cornelsen

/s/ Elise M. Hubbard	Chief Financial Officer (Principal Accounting and Financial Officer	February 23, 2017
Elise M. Hubbard

*	Director and Chairman of the Board	February 23, 2017
Craig E. Clark

*	Director	February 23, 2017
G. Thomas Daugherty

*	Director	February 23, 2017
James F. Dent

*	Director	February 23, 2017
Andre’ J. Gingles

*	Director	February 23, 2017
Thomas H. Graham

Director
William J. Harnett

*	Director	February 23, 2017
Frank Lucente, Jr.

*	Director	February 23, 2017
Gail D. Manuel

*	Director	February 23, 2017
Carla Hargrove McGill

*	Director	February 23, 2017
Gregory S. Proctor, Jr.

*	Director	February 23, 2017
Jeffrey A. Rivest

*	Director	February 23, 2017
Suhas R. Shah

*	Director	February 23, 2017
John M. Suit, II

*	Director	February 23, 2017
Frank E. Taylor

* By: /s/ James W. Cornelsen
       James W. Cornelsen pursuant to power of attorney

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate of the Registrant’s Common Stock^

4.2	Form of Articles Supplementary for Preferred Stock*

4.3	Form of Specimen Certificate of the Registrant’s Preferred Stock*

4.4	Form of Warrant Agreement*

4.5	Form of Warrant*

4.6	Form of Unit Agreement*

4.7	Form of Unit*

4.8	Specimen of Debt Security*

4.9	Subordinated Indenture dated as of August 15, 2016 by and between Old Line Bancshares, Inc. and U.S. Bank National Association **

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., as to the validity of the securities registered hereunder

23.1	Consent of Dixon Hughes Goodman LLP (previously filed)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of original filing)

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities (previously filed)

* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

^ Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, under the Securities Act of 1933, as amended (File Number 333-184924).

** Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.'s Current Report on Form 8-K filed on August 15, 2016.